EXHIBIT 10.54

THIS INDENTURE made the 23 day of November 2007:

BETWEEN:

SHELTER CANADIAN PROPERTIES LIMITED
as agent for
HREIT Holdings 65 Corporation.

(hereinafter called the "Landlord"),

OF THE FIRST PART.

- and -

ADAPSYS DOCUMENT MANAGEMENT LP,

(hereinafter called the "Tenant"),

OF THE SECOND PART.

- and -

BPO MANAGEMENT SERVICES INC.,

(hereinafter called the "Guarantor")

OF THE THIRD PART.

LEASE

INDEX

ARTICLE I - DEMISE AND LEASE

1.00	Demise and Lease

ARTICLE II - TERM, USE & POSSESSION

2.00	Term
2.01	Use
2.02	Possession

ARTICLE III - RENT

3.00	Rent

ARTICLE IV - DEFINITIONS

4.00	"Lands"
4.01	''Buildings"
4.02	"Project"
4.03	"Tenant's Taxes"
4.04	"Taxes"
4.05	"Operating Costs"
4.06	"Proportionate Share"
4.07	"Herein, etc."

ARTICLE V - TENANT'S COVENANTS

5.00	Pay Rent
5.01	Pay Tenant's Taxes
5.02	Pay Proportionate Share of Taxes
5.03	Pay Proportionate Share of Operating Costs
5.04	Additional Rent
5.05	Evidence of Payments
5.06	Disputes

ARTICLE VI - TENANT'S ADDITIONAL COVENANTS

6.00	Acts conflicting with Insurance
6.01	No Nuisance
6.02	Comply with Laws, etc.
6.03	Comply with Rules and Regulations
6.04	Damage by Tenant
6.05	Notice of Accidents, Defects, etc.
6.06.01	Assigning or Subletting
6.06.02	Tenant remains Liable
6.06.03	Change in control an Assignment
6.07	Indemnity to Landlord

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6.08.01	Tenant Insurance
6.08.02	Satisfactory Insurers
6.08.03	Waiver of Subrogation in Favour of Landlord
6.08.04	Landlord may take out Tenant Insurance
6.08.05	Priority of Landlord's Insurance Claim
6.09	Goods, Chattels, etc. Not to be Removed.
6.10.01	Tenant to Repair
6.10.02	Landlord may Inspect
6.10.03	Expense of Repairs Borne by Tenant
6.10.04	Tenant may Effect Repairs
6.11.01	Use of Premises
6.11.02	Tenant to Use Premises during Whole Term
6.12	Signs
6.13.01	Tenant may make Alterations
6.13.02	Tenant to pay for Alterations
6.13.03	Tenant not to Cover Floors or Windows
6.14.01	Peaceful Surrender
6.14.02	Tenant to Clean Premises
6.15	Utilities
6.16.01	Care of Premises
6.17	Examination of Premises
6.18	Nuisance and Waste
6.19.01	Access
6.19.02	No Obstruction
6.20	No Auction

ARTICLE VII - LANDLORD'S COVENANTS

7.00	Quiet Enjoyment
7.01	Taxes
7.02	Management, Operation and Maintenance

ARTICLE VIII - MUTUAL COVENANTS

8.00.01	Damages or Destruction of Demised Premises
8.00.02	Landlord may Terminate if not Repairable
8.00.03	Abatement of Rent
8.01	Access to Premises, use of Common Areas, etc.
8.02.01	Landlord's Right to do Work
8.02.02	Landlord may Install Pipes, etc.
8.02.03	Landlord may enter Demised Premises
8.03	Landlord's Right to Inspect and Display Sign
8.04	Landlord may Perform Tenant's Covenants, etc.
8.05.01	Re-Entry
8.05.02	Rights of Landlord on Re-Entry
8.06	Waiver of Exemptions
8.07	Bankruptcy, etc.

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8.08	Follow Chattels
8.09	Overlooking and Condoning
8.10	Overholding
8.11	Removal of Fixtures, etc.
8.12	Unavoidable Failures or Delays
8.13	Landlord not Responsible for Injuries, Loss, Damage, etc.
8.14	No Liability for Indirect Damages, etc.
8.15	Entire Agreement
8.16	Subordination
8.17	Notices
8.18.01	Payments to Landlord
8.18.02	Landlord's Expenses Recoverable
8.19	Sale of Premises
8.20	Subdivision
8.21	Registration
8.22	Headings
8.23	Interpretations
8.24	Intent
8.25	Governing Law
8.26	Frustration
8.27	Time of Essence
8.28	Binding Effect
8.29	Rider

SCHEDULES

Schedule "A"	Plan of Demised Premises
Schedule "B"	Legal Description and Municipal Address
Schedule "C"	Rules and Regulations
Schedule "D"	Landlord's Work and Tenant's Work
Schedule "E"	Indemnity Agreement

THIS INDENTURE made the 23 day November, 2007:

BETWEEN:

SHELTER CANADIAN PROPERTIES LIMITED
as agent for
HREIT Holdings 65 Corporation,

(hereinafter called the "Landlord"),

OF THE FIRST PART.
- and -

ADAPSYS DOCUMENT MANAGEMENT LP,

(hereinafter called the "Tenant"),

OF THE SECOND PART.
- and -

BPO MANAGEMENT SERVICES INC.,

(hereinafter called the "Guarantor"),

OF THE THIRD PART,
ARTICLE I - DEMISE AND LEASE

1.00
WITNESSETH that in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed the Landlord does demise and lease unto the Tenant a certain portion of the premises located at 555 Madison Street, consisting of 15,000 square feet, as shown on Schedule "A" attached hereto (hereinafter called the "Demised Premises") situate in the city of Winnipeg in the Province of Manitoba and forming part of the Building situate upon the lands more particularly described in Schedule "B" attached hereto.

ARTICLE II - TERM, USE AND POSSESSION

2.00
TO HAVE AND TO HOLD the Demised Premises for and during the term (hereinafter called the "Term") of Ten (10) Years commencing on the 1st day of February 2008 (hereinafter called the "commencement date of the term"), and ending on the 31st day of January 2018.

2.01	The Demised Premises shall be used by the Tenant for the purpose of an office and production facility.

2.02
The Landlord shall not be liable for failure to give possession of the Demised Premises on the commencement date of the Term of this Lease by reason of the fact that the Demised Premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other persons wrongfully occupying the Demised Premises or for any other reason. In such event, payment of the rent and other charges under this Lease shall not commence until the day that possession is given or is available and the commencement date of the Term shall be postponed until that day. The expiry date of the Term shall also be postponed so that the length of the Term remains as provided for in paragraph 2.00 hereof. If the Tenant shall have occupied the Demised Premises or any part thereof prior to the commencement date of the Term, such occupancy shall be deemed to have been subject to this Lease and the rent for the period of such occupancy shall be at the rate herein provided and shall be due and payable as of the date of occupancy on a per diem basis.

ARTICLE III - RENT

3.00	YIELDING AND PAYING THEREFOR yearly and every year during the said Term as rent unto the Landlord follows:

a) Years 1-5
during the period of February 1, 2008 to January 31, 2013 as rent unto the Landlord the annual sum of ONE HUNDRED FORTY-NINE THOUSAND TWO HUNDRED FIFTY DOLLARS ($149,250.00) plus G.S.T., of lawful money of Canada to be paid in advance in equal monthly instalments of TWELVE THOUSAND FOUR HUNDRED THIRTY-SEVEN DOLLARS AND FIFTY CENTS ($12,437.50) plus G.S.T., being equal to NINE DOLLARS AND NINETY-FIVE CENTS ($9.95) per square foot net, plus G.S.T. Payments are to be made on the first day of each and every month during the said Term to the Landlord, the first of such payments to be made on February 1, 2008.

b) Years 6-10
during the period of February 1, 2013 to January 31, 2018 as rent unto the Landlord the annual sum of ONE HUNDRED SIXTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($168,750.00) plus G.S.T., of lawful money of Canada to be paid in advance in equal monthly instalments of FOURTEEN THOUSAND SIXTY-TWO DOLLARS AND FIFTY CENTS ($14,062.50) plus G.S.T., being equal to ELEVEN DOLLARS TWENTY-FIVE CENTS ($11.25) per square foot net, plus G.S.T. Payments are to be made on the first day of each and every month during the said Term to the Landlord, the first of such payments to be made on February 1, 2013.

ARTICLE IV - DEFINITIONS

4.00	"Lands" means those certain parcel(s) or tract(s) of land more particularly described in Schedule "B" attached hereto.

4.01	"Building" means the building described in the first part of Schedule "A" attached hereto, and which building is situate upon the Lands.

4.02	"Project" means the improvements constructed or to be constructed upon the Lands from time to time, including, without limitation, the Building.

4.03
"Tenant's Taxes" means without limitation, all taxes, licences, rates, duties and assessments imposed or levied by lawful authority in respect of the use or occupancy of the Demised Premises by the Tenant or relating to or in respect of personal property in the Demised Premises or the Building or the Project and all other business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned or installed by the Tenant at the expense of the Tenant or being the property of the Tenant in the Demised Premises or the Building or Project, or relating to or in respect of improvements to the Demised Premises built, made or installed by the Tenant or the Landlord or at the Landlord's or Tenant's request, whether any such taxes are payable by law by the Tenant or by the Landlord and whether such taxes are included by lawful authority in the taxes, licences, rates, duties and assessments imposed or levied on or with respect to the Lands and/or the Building and/or the Project. "Tenants Taxes" shall also mean and include any and all penalties or other like charges for late payment thereof.

4.04
"Taxes" means an amount equivalent to all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, parliamentary or otherwise, levied, imposed or assessed against the Lands, the Building and/or the Project or upon the Landlord on account thereof, or from time to time, levied, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements and including all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments, but excluding Tenant's Taxes and excluding income or profits tax upon the income of the Landlord to the extent that such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Lands, Building and/or Project or upon the Landlord on account thereof. "Taxes" shall also include any other like tax levied, imposed or assessed upon the capital of the Landlord, howsoever that capital may be measured, and which tax is reasonably allocated to the Lands, Building and/or Project and such taxes, rates, duties and assessments levied, imposed or assessed against roadways, lanes, alleys or other passageways intended for the use of Tenants of the Project and which do not form part of the Lands, or upon the Landlord on account thereof, and any and all taxes which may in future be levied in lieu of Taxes as hereinbefore defined.

4.05
"Operating Costs" means an amount equivalent to the total amount (without duplication) paid or payable whether by the Landlord or others on behalf of the Landlord for managing, operating, maintaining, repairing and replacing the Lands, the Building and the Project including all of the component parts thereof such as are in keeping with maintaining the standard of a first class industrial complex including without limitation, all repairs and replacements required for such maintenance, the costs of providing electricity, water, gas, fuel and other services and utilities (including heating and air-conditioning) not otherwise paid by the Tenants, the costs of painting interior areas not normally rented to Tenants and the costs of painting and otherwise maintaining the outside of the Building and all other buildings in the Project (other than those parts for which the Tenant is responsible), the costs of maintaining the roadways and parking areas lying in or adjacent to the Project, snow removal, landscape maintenance, refuse removal and other costs in connection with the maintenance of outside areas and facilities, sprinkler protection, fire casualty, liability, rental and other insurance costs (including self insurance premiums not in excess of normal insurance costs), security protection, service contracts with independent contractors and all other expenses paid or payable by the Landlord in connection with the operation of the Building, the Lands, the Project and all of the component parts thereof, and an allowance of 5% of the basic rent payable on the premises, for building management fees of the Landlord, but shall not include interest on debt or capital retirement of debt or any amounts directly chargeable by the Landlord to any Tenant or Tenants as otherwise provided herein.

4.06
"Proportionate Share" means the fraction, the numerator of which is the square foot area of the Demised Premises and the denominator of which is the aggregate of the square foot areas of all rentable premises from time to time physically existing in the Project, whether actually rented or not, including the Demised Premises, to which Operating Costs and Taxes are reasonably allocated by the Landlord, and for the purposes of this Lease, said fraction, shall be expressed as 15,000/18,462, or expressed as a percentage of 81.25%.

4.07
In this Lease "herein", "hereof', "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular paragraph, section or other portion thereof, unless there is something in the subject matter or context inconsistent therewith. Paragraphs referred to by number are the paragraphs so numbered in this Lease.

ARTICLE V - PAYMENTS

The Tenant covenants with the Landlord that:

5.00	The Tenant shall, during the Term, pay unto the Landlord the rent hereby reserved in the manner hereinbefore mentioned without any deduction whatsoever.

5.01
The Tenant shall pay all Tenant's Taxes. In the event that the Tenant shall neglect or refuse to pay any Tenant's Taxes, the Landlord may, at its option, pay the same and recover the amount paid by all remedies available to it for the recovery of rent in arrears.

5.02
The Tenant's Proportionate Share of Taxes shall be estimated by the Landlord for such period as the Landlord may determine (not to exceed twelve (12) months) and the Tenant shall pay the same to the Landlord in equal monthly instalments together with the regular monthly instalments of paragraph 3.00 Rent. The Landlord shall furnish to the Tenant an estimate of the Proportionate Share of Taxes payable by the Tenant during the period so determined by the Landlord. At the end of such period, the Landlord shall furnish the Tenant with a statement showing the actual amount of the Proportionate Share of Taxes paid and payable by the Tenant and the Landlord and Tenant covenant and agree each with the other that if an overpayment of the Tenant's Taxes has been made by the Tenant, the Landlord shall credit such amount to the Tenant's Proportionate Share of Taxes for the ensuing period and if there is no ensuing period such amount shall be paid to the Tenant and if an amount remains owing to the landlord in respect of the Tenant's Proportionate Share of Taxes, the Tenant shall forthwith pay such amount to the Landlord.

5.03
The Tenant shall during and in respect of the Term pay its Proportionate Share of Operating Costs as follows: the Tenant's Proportionate Share of Operating Costs shall be estimated by the Landlord for such period as the Landlord may determine (not to exceed twelve (12) months) and the Tenant shall pay the same to the Landlord in equal monthly instalments

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together with the regular monthly instalments of paragraph 3.00 rent. The Landlord shall furnish to the Tenant an estimate of the Proportionate Share of Operating Costs payable by the Tenant during the period so determined by the Landlord. At the end of such period, the Landlord shall furnish the Tenant with a statement showing the actual amount of the Proportionate Share of Operating Costs paid and payable by the Tenant, and the Landlord and Tenant covenant and agree each with the other that if an overpayment of the Tenant's Proportionate Share of Operating Costs has been made by the Tenant, the Landlord shall credit such amount to the Tenant's Proportionate Share of Operating Costs for the ensuing period and if there is no ensuing period such amount shall be paid to the Tenant and if an amount remains owing to the Landlord in respect of the Tenant's Proportionate Share of Operating Costs, the Tenant shall forthwith pay such amount to the Landlord.

5.04	All amounts payable by the Tenant pursuant to paragraphs 5.02, 5.03 and 6.15 hereof shall be payable as additional rent.

5.05
The Tenant shall produce to the Landlord from time to time at the request of the Landlord evidence satisfactory to the Landlord of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

5.06
In the event of a dispute as to the amount of Operating Costs, or the inclusion of any cost, expense or amount in Operating Costs, then such dispute shall be referred to the Landlord's auditor for a decision. The decision of the Landlord's auditor shall be final and binding upon the parties hereto.

ARTICLE VI - ADDITIONAL TENANT'S COVENANTS

The Tenant further covenants with the Landlord that:

6.00
The Tenant shall not do or permit to be done any act or thing which may render void or voidable or conflict with the requirements of any policy or policies of insurance, including any regulations of fire insurance underwriters applicable to such policy or policies, whereby the Demised Premises or the Building or the Project are insured or which may cause any increase in premium to be paid in respect of any such policy. In the event that any such policy or policies is or are cancelled by reason of any act or omission of the Tenant, the Landlord shall have the right at its option to terminate this Lease forthwith by giving written notice of termination to the Tenant, and in the event that the premium to be paid in respect of any such policy is increased by any act or omission of the Tenant (including the use of the Demised Premises described in paragraph 2.01), the Tenant shall pay to the Landlord the amount by which said premium shall be so increased.

6.01
The Tenant shall not at any time during the said Term, use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the Demised Premises or any part thereof any noxious, noisome or offensive act, trade, business, occupation or calling, and no act, matter or thing whatsoever, shall at any time during the said Term be done in or upon the Premises or any part thereof which shall or may be or grow to the annoyance, nuisance, damage or disturbance of the occupiers or owners of the Lands, Project or adjoining land and properties.

6.02
The Tenant shall comply promptly at its expense with all laws, ordinances, regulations, requirements and recommendations which may be applicable to the Tenant or to the manner of use of the Demised Premises, of any and all federal, provincial, civic, municipal and other authorities or association of insurance underwriters or agents and all notices in pursuance of same and whether served upon the Landlord or the Tenant.

6.03
The Tenant agrees that the rules and regulations endorsed on this Lease or attached hereto as Schedule "C" with such reasonable variations, modifications and additions as shall from time to time be made by the Landlord and any other and further reasonable rules and regulations that may be made by the Landlord and communicated to the Tenant in writing shall be observed and performed by the Tenant and its agents, servants or employees and all such rules and regulations now in force or hereafter put in force shall be read as forming part of the terms and conditions of this Lease as if the same were embodied herein.

6.04
The Tenant shall reimburse the Landlord for costs incurred by the Landlord in making good any damage caused to the Lands or the Project or any part thereof including the furnishing and amenities thereof as a result of the negligent or wilful act or omission of the Tenant, its servants, agents, employees, customers, licensees, invitees, and/or any person for whom the Tenant is in law responsible from time to time in or about the Demised Premise or the Lands.

6.05
The Tenant shall give the Landlord prompt written notice of any damage to or defect in the heating and air conditioning apparatus, water pipes, gas pipes, telephone lines, electric light or other wires or other casualty.

6.06.01
The Tenant shall not by licence permit any other person or corporation to occupy the Demised Premises in whole or in part other than related or subsidiary companies owned by the Tenant, and shall not mortgage this Lease or any right hereunder or interest herein and shall not assign this Lease or sublet the Demised Premises or any part thereof without the prior consent in writing of the Landlord, which consent, subject as hereinafter provided, shall not be unreasonably withheld; PROVIDED that the Tenant shall at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the "Required Information") as the Landlord may reasonably require respecting the proposed assignee or subtenant including the name, address, nature of business, financial responsibility and standing of such proposed assignee or subtenant; PROVIDED FURTHER that after receiving such request, the Landlord shall have the right, at its option, to terminate this Lease by giving, within ten (10) days after receiving the Required Information, not less than thirty (30) nor more than sixty (60) days written notice of termination to the Tenant. In the event of such termination the rent and other payments required to be made by the Tenant hereunder shall be adjusted to the date of termination. For the purposes of this Lease "related or subsidiary companies owned by the Tenant" shall include any business or company operated in accordance with paragraph 2.01 hereof and owned or controlled by the Officers of the Tenant or their respective holding Corporations.

6.06.02
In no event shall any assignment of this Lease, or any subletting or parting with possession of the Demised Premises or any part thereof, whether the Landlord has consented to the same or not, release or relieve the Tenant from its obligations to perform fully all of the terms, covenants and conditions of this Lease on its part to be performed and in any event the Tenant shall be liable for the Landlord's reasonable costs incurred in connection with the Tenant's request for consent.

6.06.03	If the Tenant is a non-reporting or closely held company, any change in the control of such company shall be deemed, for the purposes hereof, to be an assignment of this Lease.

6.07	The Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions growing out of:

a)	any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed and performed;

b)	any damage to property while said property shall be in or about the Project and/or on the Lands; and

c)	any injury to any licensee, invitee, agent or employee of the Tenant, including death resulting at any time therefrom, occurring in or about the Project and/or on the Lands.

and this indemnity shall survive the expiry or sooner termination of this Lease.

6.08.01	The Tenant shall institute and maintain at the Tenant's sole expense:

a)	i)
general public liability and property damage insurance against claims for personal injury, death or property damage in the amount of Five Million Dollars ($5,000,000.00) in respect of occurrences on or about the Development; and

ii)
plate glass insurance, for the benefit of the Landlord, any and all mortgagees of the Landlord (the "Mortgagee") and the Tenant, covering all plate glass and exterior doors in the Premises, including plate glass windows and doors, in an amount equal to the full insurable value thereof;

b)
Comprehensive general public liability (covering personal and bodily injury), death and property damage) on an occurrence basis with respect to all construction, installation, and alterations done in the Premises by the Tenant, the business conducted in or from the Premises, and the Tenant's use and occupancy thereof and of the Premises, of not less than Five Million Dollars ($5,000,000.00) or such greater amount as the Landlord, acting reasonably, may require;

c)
Insurance of not less than One Million Dollars ($1,000,000.00) or such greater amount as the Landlord, acting reasonably, may require in respect of fire, environmental impairment liability, and such other perils as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and all leasehold improvements of the Tenant, which shall contain a waiver of subrogation clause in favour of the Landlord, and shall include the Landlord and the Mortgagee as named insureds as the Landlord's and the Mortgagee's interest may appear with respect to insured leasehold improvements, and shall provide that any proceeds recoverable in the event of loss to leasehold improvements shall be payable to the Landlord and the Mortgagee jointly but the Landlord and Mortgagee shall agree to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any provision hereof;

d)	Tenant's legal liability insurance for full replacement cost of the Premises; and

e)	Any other form of insurance that the Landlord, acting reasonably, requires from time to time for risks against which a prudent tenant would insure and in respect of which insurance is available.

All insurance required to be maintained by the Tenant hereunder shall be in amounts and on terms satisfactory to the Landlord and the Mortgagee. Such insurance shall be by policies in form and content satisfactory from time to time to the Landlord and the Mortgagee, and with insurers acceptable to the Landlord and the Mortgagee, and shall provide that such insurers shall provide to the Landlord and the Mortgagee thirty (30) days prior written notice of cancellation or material alteration of such policies. Each policy shall name the Landlord and the Mortgagee as additional insureds except for coverage for Tenant's fixtures and furnishings and equipment but including coverage for leasehold improvements in respect of Landlord's and the Mortgagee's insurable interests therein, and shall contain a waiver in subrogation in favour of the Landlord and the Mortgagee, and shall protect and indemnify the Landlord, the Mortgagee and the Tenant. The Tenant shall furnish to the Landlord certificates, or, if required by Landlord or the Mortgagee, the original policies (signed by the insurers) of the insurance from time to time required to be effected by the Tenant and evidence acceptable to the Landlord of their continuation in force.

In the event that the Tenant shall fail to insure and keep insured as hereinbefore provided in this Paragraph, the Landlord upon five (5) days prior notice in writing to the Tenant, shall be free to effect such insurance and the costs thereof, together with a sum equal to fifteen percent (15%) of such costs as an administration fee, together with interest on all such costs at the Prime Rate from the date of payment by the Landlord to the date of reimbursement by the Tenant, to be due and payable forthwith on demand as additional rent hereunder.

In the event that the Landlord, the Mortgagee, and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Mortgagee and then the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

6.08.02
All insurance shall be effected with insurers and brokers and upon terms and conditions satisfactory to the Landlord and copies of all policies or certificate of all such insurance shall be delivered to the Landlord.

6.08.03
All policies of insurance shall contain a waiver of subrogation clause in favour of the Landlord and shall also contain a clause requiring the insurer not to cancel or change the insurance without first giving the Landlord thirty (30) days' prior written notice thereof.

6.08.04
The Tenant agrees that if it does not provide or maintain in force such insurance, the Landlord may take out the necessary insurance and pay the premium therefor for periods of one (1) year at a time, and the Tenant shall pay to the Landlord as additional rent the amount of such premium immediately on demand.

6.08.05
In the event that both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the claim of the Landlord and the balance, if any, to the settlement of the claim of the Tenant.

6.09
The Tenant agrees that all goods, chattels and fixtures when moved into the Demised Premises shall not, except in the normal course of business, be removed from the Demised Premises until all rent due or to become due during the Term of this Lease and all utility charges are fully paid.

6.10.01
The Tenant shall, during the said Term, well and sufficiently repair, maintain, amend and keep the Demised Premises, with the appurtenances and all fixtures, in good and substantial repair when, where and so often as need shall be, reasonable wear and tear and damage by fire and other risks against which the Landlord is insured (hereinafter collectively referred to as "Tenant repair exceptions") only excepted.

6.10.02
The Landlord and its agents shall have the right at all reasonable times during the said Term, to enter the Demised Premises to examine the condition thereof, provided that the Landlord shall do so without unreasonable interference with or interruption of the Tenant's business, and further, that all want of reparation that upon such view shall be found, and for the amendment of which notice in writing shall be left at the Demised Premises, the Tenant shall well and sufficiently repair and make good accordingly, as expeditiously as possible but in any event within the time provided for by the Landlord.

6.10.03
Notwithstanding anything to the contrary herein contained, if the Project or the Building or any part thereof or any appurtenance thereto, gets out of repair or becomes damaged or destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees, customers, licensees, invitees or any person for whom the Tenant is in law responsible, than all necessary repairs, replacements or alterations shall at the sole option of the Landlord, be made either by the Landlord or the Tenant, but in any event, the expense thereof shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand and the same shall be collectible by the Landlord from the Tenant as if rent in arrears; subject always to paragraph 6.10.04.

6.10.04
The Tenant shall, when necessary and whether upon receipt of notice from the Landlord or not, effect and pay for such repairs, replacements or alterations as may be the responsibility of the Tenant under this Lease by the use of contractors or other qualified workers designated or approved by the Landlord in writing; in the event that the Tenant fails to comply with the Landlord's request to effect such repairs, replacements or alterations within the time provided for by the Landlord, then the Landlord may cause such repairs, replacements or alterations to be undertaken. In that event, then the Landlord shall be entitled to recover from the Tenant a fee of supervision for the carrying out of such repairs, replacements or alterations, such fee to be an amount equal to fifteen per cent (15%) of the moneys expended or of the cost of repairs, replacements or alterations carried out by or under the supervision of the Landlord, which amount shall be in addition to the cost of such work or moneys expended, and the cost of such work or moneys expended together with the said fee shall be collectible by the Landlord from the Tenant as if rent in arrears. The rent hereunder shall in no way abate while such repairs, replacements or alterations are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

6.11.01	The Tenant shall not use the Demised Premises nor suffer or permit the Demised Premises to be used for any other purpose other than that provided for in paragraph 2.01, nor shall the

Tenant use the Demised Premises in any way which will impair the efficient and proper operation of the sprinkler system in the Building.

6.11.02
The Tenant shall commence the use of the Demised Premises referred to in paragraph 2.01 within thirty (30) days from the commencement date of the Term and shall carry on such use continuously during the said Term.

6.12
The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Building or the Project or visible from the outside of the Building or the Project or in any corridor, hallway, entrance or other public part of the said Building or Project; without the prior written consent and approval of the Landlord, such consent and approval shall not unreasonably withheld.

6.13.01
The Tenant shall not without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, make any installations, alterations, repairs or improvements in or to the Demised Premises. The Tenant shall submit to the Landlord detailed plans and specifications of any such work when applying for consent, and the Landlord reserves the right to recover from the Tenant the cost of having its architects or engineers examine such plans and specifications. The Landlord may require that any or all work to be done, or materials to be supplied hereunder shall be done or supplied by the Landlord's contractors and/or workers or by contractors and/or workers engaged by the Tenant but first approved by the Landlord. In any event, any or all work to be done or materials to be supplied hereunder shall be at the sole cost and expense of the Tenant and shall be done and supplied and paid for in the manner and according to such terms and conditions, if any, as the Landlord may prescribe. Any connections of apparatus to the electrical system other than a connection to an existing base receptacle shall be deemed to be an alteration within the meaning of this paragraph. No connections to an existing base receptacle shall be made if such connection would, if made, overload the capacity of such receptacle.

6.13.02
The Tenant shall promptly pay all charges incurred by the Tenant for any work, materials or services that may be done, supplied or performed in respect of the Demised Premises and shall forthwith discharge any liens at any time filed against the Lands, the Project, or the Building and keep the Lands, the Project and the Building of which the Demised Premises forms a part free from liens and in the event that the Tenant fails to do so, the Landlord may, but shall be under no obligation to, pay into Court the amount required to obtain a discharge of any such lien in the name of the Tenant and any amount so paid together with all disbursements and costs in respect of such proceedings on a solicitor and client basis shall be forthwith due and payable by the Tenant to the Landlord as additional rent. The Tenant shall allow the Landlord to post and keep posted on the Demised Premises any notices that the Landlord may desire to post under the provisions of applicable builders' or mechanics' lien or other legislation.

6.13.03
The Tenant shall not without the prior written consent of the Landlord such consent shall not be unreasonably withheld, put up any window drapes, blinds, awnings or other similar things or cover the floors with anything other than loose rugs.

6.14.01
The Tenant shall, at the expiration or sooner termination of the said Term, peaceably surrender and yield up unto the Landlord the Demised Premises with the appurtenances, together with all fixtures or erections which at any time during the said Term shall be made therein or thereon (other than Tenant's or trade fixtures removed pursuant to paragraph 8.11) in good and substantial repair and condition, except said Tenant repair exceptions, and deliver to the Landlord all keys to the Demised Premises which the Tenant has in its possession.

6.14.02
The Tenant shall immediately before the expiration or sooner termination of the said Lease wash the floors, windows, doors, walls and woodwork of the Demised Premises. The Tenant further covenants that the Tenant will not upon such expiration or sooner termination leave upon the Demised Premises any rubbish or waste material and will leave the said Demised Premises in a clean and tidy condition.

6.15
The Tenant shall pay all rates and charges for water, gas and electric light and/or power, heating fuel, telephone or other utilities supplied to or used in the Demised Premises as a separately metered or separately invoiced by the supplier thereof, and, if not so separately metered or invoiced, the Tenant's Proportionate Share of such rates and charges; PROVIDED HOWEVER that if the Tenant is an excessive user of any such utilities, the Tenant shall be charged accordingly.

6.16.01	The Tenant shall take good care of the Demised Premises and keep same in a clean, tidy and healthy condition.

6.16.02
The Tenant shall at its own expense be responsible for and shall maintain and replace from time to time as may be reasonably necessary during the term of this Lease all light fixtures, tubes, ballasts, starters and fuses in the Demised Premises. The Landlord shall have the right to attend to such maintenance and replacements, but the expense thereof shall remain the responsibility of the Tenant.

6.16.03
The Tenant shall at its own expense replace or repair, under the direction and to the reasonable satisfaction of the Landlord, the glass, locks and trimmings of the doors and windows in or upon the Demised Premises, which become damaged or broken.

6.16.04	The Tenant shall not allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Demised Premises.

6.16.05
The Tenant shall place in containers of a type approved by the Landlord all garbage and refuse and such containers shall be deposited for pick-up at such times and places as are designated in writing from time to time by the Landlord.

6.16.06
The Tenant shall maintain in good operating condition and to the satisfaction of the Landlord the water, sewer and gas connections and all other mechanical systems in the Demised Premises and shall keep the same in clean and good working order. it is understood and agreed that in case the said fixtures and equipment or any part thereof shall be damaged or destroyed or become incapable of performing their function, the Tenant shall repair or replace the same to the satisfaction of the Landlord.

6.16.07	The Tenant shall make all repairs and replacements to the Demised Premises made necessary by reason of burglary or attempted burglary.

6.16.08
The Tenant shall heat the Demised Premises at all reasonable times and shall maintain such heat at a temperature required to prevent damage of any nature or kind whatsoever to the Demised Premises, and if damage does occur to the Demised Premises due to the Tenant's failure to heat, the Tenant agrees to pay for the repairs arising thereby.

6.16.09	The Tenant shall keep well painted the painted portions of the interior of the Demised Premises.

6.16.10
The Tenant shall keep and maintain the washrooms in a sanitary condition, and shall not use the washrooms, or suffer or permit its customers, licensees, invitees, servants, agents, or employees to use the washrooms for any purpose other than the purpose for which they were designed.

6.16.11
The Tenant shall not do or suffer or permit any waste or damage, disfiguration or injury to the Demised Premises or the fixtures and equipment thereof or permit or suffer any overloading of any floors thereof and shall not place in, on or about the Demised Premises any fixtures, equipment, machinery or materials of a weight beyond the capacity for which the Building is designed, or to the extent that will cause damage to the Building or cause excessive vibration. The Tenant shall repair any damage done to the Demised Premises or the Building by reason of any excessive weight placed in the Demised Premises or excessive vibration caused in the Demised Premises.

6.17
The Tenant shall examine the Demised Premises and the Building before taking possession hereunder and such taking of possession will be, in the absence of agreement in writing to the contrary, evidence as against the Tenant that at the time thereof the Demised Premises and the Building were in good order and satisfactory condition. Not withstanding the foregoing the Tenant will have 30 days from the date of possession to advise the Landlord, in writing, of any deficiencies. No promise of the Landlord to alter, remodel or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building has been made by the Landlord other than those contained herein or made a part hereof.

6.18
The Tenant shall not cause or suffer or permit any oil or grease or any harmful, objectionable, dangerous, poisonous or explosive matter or substance to be discharged into the Demised Premises or the Building or the Project or into the driveways, common areas, ditches, water courses, culverts, drains or sewers in or adjacent thereto, and will take all reasonable measures for insuring that any effluent discharged will not be corrosive, poisonous or otherwise harmful, or cause obstruction, deposit or pollution within the Demised Premises, or the Building, or the Project or the driveways, common areas, ditches, water courses, culverts, drains or sewers thereof.

6.19.01
The Tenant shall not permit any vehicles belonging to the Tenant, its customers, invitees, licensees, agents or servants to cause obstruction on any roads, driveways or common areas in the neighbourhood of the Project or prevent the ingress or egress to all other tenants in the Building and the Project and will use its best endeavours to ensure that persons doing business with the Tenant and its servants and workers shall not permit any vehicles to cause such obstruction as aforesaid.

6.19.02
The Tenant shall not place, nor suffer or permit its customers, invitees, licensees, agents or servants to place any materials in the yard or yards of the Project or the adjacent driveways, parking or common areas thereof and shall cause no obstruction to vehicles operating on the said adjacent driveways, parking or common areas.

6.20	The Tenant shall not at any time during the Term of this Lease, permit any sale by auction to be held within the Demised Premises or upon the Lands or any part thereof.

ARTICLE VII - LANDLORD'S COVENANTS

The Landlord covenants with the Tenant that:

7.00
The Tenant, paying the rent hereby reserved and performing the covenants herein on the Tenant's part contained, shall and may peaceably posses and enjoy the Demised Premises for the Term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under the Landlord; SUBJECT ALWAYS to the terms, covenants and conditions contained in this Lease.

7.01	The Landlord shall pay or cause to be paid Taxes as defined in Paragraph 4.04 hereof, subject to contribution by the Tenant as provided in Paragraph 5.02 hereof.

7.02
The Landlord shall manage, operate, maintain, repair and replace the Building, the Project and the Lands subject to the cost and expense thereof being contributed to by the Tenant as provided in paragraph 5.03 hereof.

7.03	The Landlord:

a)
Shall institute and maintain insurance for fire and extended coverage in respect of any improvements to the Lands and Premises and all equipment, fixtures and machinery thereon, other than equipment, fixtures and machinery owned or place thereon by the Tenant and other tenants of the Building.

b)
Shall institute and maintain general public liability and property damage insurance against claims for personal injury, death or properly damage in respect of occurrences on or about the Development; and

c)	Shall institute and maintain such other insurance as the Landlord considers prudent or necessary or as its mortgagees may require.

ARTICLE VIII - MUTUAL COVENANTS

The parties hereto agree each with the other as follows:

8.00.01
If during the Term hereby demised or any renewal thereof the Demised Premises shall be damaged or destroyed by a peril or perils in respect of which the Landlord is insured, the rent shall abate in the proportion that the part of the Demised Premises rendered unfit for occupancy bears to the whole of the Demised Premises until the Demised Premises are rebuilt; and the Landlord agrees that it will with reasonable diligence repair the Demised Premises unless the Tenant is obligated to repair under the terms hereof or unless this Lease is terminated as hereinafter provided; subject always to the provisions of paragraphs 8.00.02 and 8.00.03.

8.00.02
If the Demised Premises or the Building of which the Demised Premises forms a part or the Project are damaged or destroyed by any cause whatsoever and if in the opinion of the Landlord reasonably arrived at, the Demised Premises cannot be rebuilt or made fit for the purposes of the Tenant, or any other premises in the Building or the Project cannot be rebuilt, within ninety (90) days of the damage or destruction, the Landlord may, at its option, terminate this Lease by giving the Tenant within thirty (30) days of such damage or destruction notice of termination and thereupon the rent, additional rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Demised Premises to the Landlord; PROVIDED that notwithstanding the termination of this Lease as in this paragraph set forth, the Tenant shall remain liable for any outstanding obligations of the Tenant under this Lease as at the time of such termination.

8.00.03
If the Building or part thereof shall be damaged or destroyed and such damage or destruction shall, in the opinion of the Landlord, materially interfere with the enjoyment of the Demised Premises by the Tenant, the rent in respect of the Demised Premises shall abate in proportion to such interference during the period such interference shall continue.

8.01
The Landlord and Tenant agree that during the Term of this Lease the Tenant and the employees, agents, customers, licensees and invitees respectively of the Tenant shall have the rights and shall comply with the provisions set forth in the Second Part of Schedule "A" hereto annexed, subject as set forth in this Lease, including said part of said Schedule "A"; said Schedule "A" shall be deemed to be a part of this Lease.

8.02.01
The Landlord shall have the right to make additions to and/or improvements or installations in and/or repairs to the Building and/or the Project and/or the common outside areas and whenever reference is made in this Lease to the Building or the Project or the common outside areas, it shall mean the Building and/or the Project and/or the common outside areas as the same may be changed, added to or improved from time to time and in relation to any such additions, improvements, installations, or repairs the Landlord may cause such reasonable obstructions of and interference with the use or enjoyment of the Project, the Building, the Demised Premises and/or common outside areas as may be reasonably necessary for the purposes aforesaid and may interrupt or suspend the supply of electricity, water or other services when necessary and until said additions, improvements, installations or repairs shall have been completed, there shall be no abatement in rent nor shall the Landlord be liable by reason thereof; PROVIDED that all such additions, improvements, installations or repairs shall be made as expeditiously as reasonably possible.

8.02.02
The Landlord and any persons authorized by the Landlord shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Demised Premises for or in connection with the supply of any services to the Demised Premises or any other premises in the Building. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, telephone, heating, air conditioning and ventilation. The rent hereunder shall in no way abate while such use, installation, maintenance and/or repair is being carried out, by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

8.02.03
The Landlord and any persons authorized by the Landlord shall have the right to enter upon the Demised Premises to make such decorations, repairs, alterations, improvements or additions as it may deem advisable and the Landlord or any persons authorized by the Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor. The rent hereunder shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work.

8.03
During the Term hereby created any person or persons may inspect the Demised Premises and all parts thereof at all reasonable times on producing a written order to that effect signed by the Landlord or its agents, provided that the Landlord shall do so without unreasonable interference with or interruption of the Tenant's business. The Landlord shall have the right during the last three (3) months of the said Term to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Demised Premises are for rent and further provided that the Tenant will not remove such notice or permit the same to be removed.

8.04
If the Tenant shall fail to perform or cause to be performed each and every one of the covenants and obligations of the Tenant in this Lease contained the Landlord shall have the right (hut shall not be obligated) to perform or cause the same to be performed to do or cause to be done such things as may be necessary or incidental thereto (including without limiting the foregoing, the right to make repairs, installations, erections and expend moneys) and all payments, expenses, charges, fees and disbursements, including reasonable solicitors' fees and disbursements, incurred or paid by on or behalf of the Landlord in respect thereof shall be paid by the Tenant to the Landlord forthwith.

8.05.01
It is hereby expressly agreed, that if and whenever the rent hereby reserved, or any part thereof, shall be unpaid for seven (7) days after any of the days on which the same ought to have been paid, although no formal demand shall have been made therefor, or in case of the breach or non-performance of any of the covenants or agreements herein contained on the part of the Tenant or if the Demised Premises are vacated or become vacant or remain unoccupied for five (5) days or are not used for the purpose specified then and in any of such cases it shall he lawful for the Landlord at any time thereafter, into and upon the Demised Premises or any part thereof, in the name of the whole to re-enter, and the same to have again, repossess and enjoy, as of the Landlord's former estate, anything hereinafter contained to the contrary notwithstanding.

8.05.02
Should the Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Demised Premises, and may relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable; upon each such reletting, all rents received by the Landlord from such reletting for the unexpired portion of the Term shall be applied, first, to the payment of any indebtedness other than rent due hereunder from the Tenant to the Landlord; secondly, to the payment of any costs and expenses of such reletting, including brokerage fees and solicitors' fees and of costs of such alterations and repairs; thirdly, to the payment of rent and additional rent due and unpaid hereunder; and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rents received from such reletting during any month be less than that to be paid during the month by the Tenant hereunder, the Tenant shall pay all such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to the Tenant or left on the Demised Premises. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of re-entering the Demised Premises, reasonable solicitors' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent charges equivalent to rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value of the Demised Premises for the remainder of the stated Term, all of which amounts shall be immediately due and payable by the Tenant to the Landlord.

8.06
In consideration of the premises and of the leasing and letting by the Landlord to the Tenant of the Demised Premises for the Term hereby created (and it is upon that express understanding that these presents are entered into), notwithstanding anything contained in any Statute or in any Statute which may hereafter be passed, none of the goods or chattels of the Tenant at any time during the continuance of the Term hereby created on the Demised Premises shall be exempt from levy by distress for rent in arrears by the Tenant as provided for in any such Statute or any amendment or amendments thereto and upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in any such Statute or amendment or amendments thereto; the Tenant waiving as the Tenant hereby does all and every benefit that could or might have accrued to the Tenant under and by virtue of any such Statute or any amendment or amendments thereto but for this covenant.

8.07
If the Term hereby granted shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, or if the Tenant should abandon the Demised Premises then in any such case the said Term shall at the option of the Landlord, immediately become forfeited and void and the then current month's rent and the rent for the three (3) months next following shall immediately become due and payable and in such case it shall be lawful for the Landlord at any time thereafter into and upon the Demised Premises, or any part thereof, in the name of the whole to re-enter and the same to have again, repossess and enjoy as of its former estate anything herein contained to the contrary notwithstanding.

8.08	In case of removal by the Tenant of the goods and chattels of the Tenant from off the Demised Premises, the Landlord may follow the same for thirty (30) days.

8.09
Any condoning, excusing or overlooking by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance nor so as to defeat or affect in any way the rights of the Landlord hereunder in respect of any subsequent default, breach or non-observance.

8.10
If at the expiration of the Term of this Lease the Tenant shall hold over with the consent of the Landlord, the tenancy of the Tenant thereafter shall, in the absence of written agreement to the contrary, be from month to month only at a rental per month equal to one-tenth (1/10) of the rental payable for the year immediately preceding such expiration, payable monthly in advance on the first day of each month and shall be subject to all other terms and conditions of this Lease.

8.11
Subject to Paragraph 6.09 hereof the Tenant may at the expiration of the Term hereby granted, take, remove and carry away from the Demised Premises all fixtures, fittings, shelving, counters or other articles upon the Demised Premises in the nature of trade or Tenants' fixtures, but the Tenant shall in such removal do no damage to the Demised Premises, or shall make good any damage which the Tenant may occasion thereto; PROVIDED that the Tenant shall not remove or carry away from the Demised Premises any Building or any plumbing, heating, air conditioning or ventilating plant or equipment or other Building services; PROVIDED FURTHER that notwithstanding anything herein contained the Landlord shall have the right upon the termination of this Lease by effluxion of time or otherwise to require the Tenant to remove its installations, alterations, additions, partitions and fixtures or anything in the nature of leasehold improvements made or installed by the Tenant or by the Landlord on behalf of the Tenant and to make good any damage caused to the Demised Premises by such removal.

8.12
Notwithstanding anything to the contrary in the Lease contained, if either party hereto shall he bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, failure of power, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God, or other reason whether of a like nature or not, not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such terms, covenants or acts shall be excused for the period of the delay and the period for the performance of any such terms, covenants or acts shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse the Tenant from the prompt payment of rent, additional rent, or any other amounts, which it is required by the terms of this Lease to pay. This paragraph shall not be construed to include in the reasons for any such delays, financial impecuniously or incapacity.

8.13
The Landlord shall not be responsible in any way for any injury (including death) to any person or for any logs of or damage to any property belonging to the Tenant or to other occupants of the Demised Premises or the their prospective customers, invitees, licensees, agents, servants or any other persons from time to time attending at the Demised Premises while such person or property is in or about the Building, the Lands or the Project or any roadways, parking areas, lawns, sidewalks, steps, truckways, platforms, corridors or stairways in connection therewith, including without limiting the foregoing, any loss of or damage to any such property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the Building, Lands or Project or any adjacent of neighbouring lands or premises or from any other place or quarter or for any loss of or damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by smoke or anything done or omitted to be done by the Landlord or by any other tenant of premises in the Building or the Project or for any other loss whatsoever with respect to the Demised Premises and/or any business carried on therein.

8.14
Under no circumstances shall the Landlord be liable for indirect or consequential damage or damages for personal discomfort, illness or death by reason of the non-performance or partial performance of any covenants of the Landlord herein contained including, without limiting the generality of the foregoing, the heating of the Demised Premises or other operation of the air conditioning equipment, plumbing or other equipment in the Building or the Demised Premises.

8.15
This Lease and the Schedules (including the rules and regulations) and Riders, if any, attached hereto and which form part hereof set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Demised Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them except the rules and regulations adopted and promulgated by the Landlord and in acceptance with the provisions of this Lease.

8.16
Upon the request of the Landlord in writing, the Tenant shall make this Lease subject to and subordinate to all mortgages or like charges which now or hereafter during the term hereof shall be given by the Landlord against its interest in the Lands and Premises, and to all advances made or to be made thereunder, and shall execute promptly from time to time any assurance that the Landlord may request to confirm this subordination and shall, if required by the Landlord, attorn to and become the tenant or licensee of any Mortgagee, provided always that in such event any mortgagee shall first provide the Tenant with a non- disturbance agreement in favour of the Tenant under which the mortgagee will agree that so long as the Tenant is performing its obligations under the Lease, it shall enjoy quiet enjoyment of the Premises in accordance with the terms of this Lease, notwithstanding any default by the Landlord under any such mortgage.

8.17
Any notice herein provided for or given hereunder if given by the Tenant to the Landlord shall be sufficiently given if delivered or mailed in Canada by registered mail, postage prepaid to the Landlord at 2500 Seven Evergreen Place, Winnipeg, Manitoba, R3L 2T3. Any notice herein provided for or given hereunder, if given by the Landlord to the Tenant, shall be sufficiently given if delivered or mailed as aforesaid addressed to the Tenant at the Demised Premises or left at the Demised Premises. Any notice mailed as aforesaid shall be conclusively deemed to have been given on the second business day following the day on which such notice is mailed as aforesaid. Either the Landlord or the Tenant may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. The word ''notice" in this paragraph shall be deemed to include any request, demand, direction or statement in writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

8.18.01
All payments required to be made by the Tenant under or in respect of this Lease shall be made, at such place or places as the Landlord may designate in writing, to the Landlord or to such agent or agents of the Landlord as the Landlord shall hereinafter from time to time direct in writing to the Tenant. The Tenant shall pay to the Landlord interest at the rate of six (6%) per cent per annum over the prime rate being charged by the Landlord's bank, from time to time, on all payments of rent and other sums required to be made under the provisions of this Lease which have become overdue for any period longer than 30 days so long as such payments remain unpaid.

8.18.02
All sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder may be recovered by the Landlord as additional rent by any and all remedies available to it for the recovery of rent in arrears.

8.19
In the event of a sale or conveyance by the Landlord of the Lands and/or the Project in which the Building is located or in the event of an assignment of this Lease by the Landlord, the same shall operate to release the Landlord form any future liability upon any of the covenants or conditions, express or implied, herein contained on the part of the Landlord, and in such event the Tenant agrees to look solely to the responsibility of the successor in interest of the Landlord. If any security is given by the Tenant to secure performance of the Tenant's covenants hereunder, the Landlord may transfer such security, to the purchaser of the reversion and thereupon the Landlord shall be discharged from any further liability in reference thereto.

8.20
The Tenant covenants and agrees with the Landlord at the request of the Landlord and at no expense to the Tenant to execute all consents, sign all subdivision plans and do all things necessary to permit subdivision of the Lands.

8.21
The Tenant covenants and agrees with the Landlord that the Tenant shall not register this Lease, unless it shall be in such form as the Landlord shall approve, such approval shall not be unreasonably withheld; PROVIDED ALWAYS HOWEVER that if the Landlord requires that this Lease be registered in the appropriate Land Registry Office, or the Tenant requires that a document evidencing this Lease be registered in the appropriate Land Registry Office, then all costs in connection therewith or incidental thereto, including the cost of preparing all plans, surveys and other drawings required for attachment to said lease or document for registration purposes, reasonable solicitors' fees, and registration fees, shall be borne solely by the Tenant. Notwithstanding the provisions of paragraph 8.16, in the event that the Landlord requires this Lease to be registered in priority to any mortgage, trustee or trust indenture which may now or at any time hereafter affect in whole or in part the Demised Premises or the Building or the Project and whether or not any such mortgage, trust deed or trust indenture shall affect only the Demised Premises or the Building or the Project or shall be a blanket mortgage, trust deed or trust indenture affecting other premises as well, the Tenant covenants and agrees with the Landlord that the Tenant shall execute promptly upon request from the Landlord any certificate, priority agreement or other instrument which may from time to time be requested to give effect thereto; the Tenant hereby irrevocably appoints the Landlord as agent and attorney for the Tenant with full power and authority to execute the deliver such instruments for and in the name of the Tenant.

8.22	The headings in this Lease form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

8.23
Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean the Tenant and the executors, administrators, successors and/or assigns of the Tenant and when there are two or more Tenants or two or more persons bound by the Tenant's covenants herein contained their obligations hereunder shall be joint and several; the word "Tenant" and the personal pronoun "it" relating thereto and used therewith shall be read and construed as Tenants, and "his", "her", "its" or "their" respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agree with the said word or pronoun so substituted.

8.24
The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord except as expressly herein set out and that the Landlord shall not be responsible during the Term hereof for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Demised Premises, or the contents thereof and without limiting the generality of the foregoing, the Tenant shall be liable for the payment of all charges, impositions and expenses of every nature and kind relating to the Demised Premises and the contents thereof and its Proportionate Share of all charges, impositions, and expenses of every nature and kind relating to those parts of the Building, Project and Lands not intended for leasing and the Tenant covenants with the Landlord accordingly.

8.25
This Lease shall be construed and governed by the laws of the province in which the Demised Premises are located. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof. Should any provision of this lease be illegal or unenforceable it should be considered separate and several from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the illegal or unenforceable provision had never been included.

8.26
The Landlord and Tenant agree that notwithstanding the occurrence or existence of any event or circumstance or the non-occurrence of any event or circumstance and so often and for as long as the same may occur or continue which, but for this paragraph, would frustrate or void this Lease, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstance had not occurred or existed.

8.27	Time shall be of the essence of this Lease.

8.28
This Lease and everything herein contained shall enure to the benefit of and be binding upon the heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be of each of the parties hereto, subject to the granting of consent by the Landlord as provided in paragraph 6.06.01 to any assignment or sublease.

8.29	A Rider consisting of three (3) pages with paragraphs numbered 9.01 to 9.11 is attached hereto and constitutes an integral part hereof.

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the day and year first above written.

SHELTER CANADIAN PROPERTIES LIMITED
as Managing Agent for
HREIT Holdings 65 Corporation

Per:	TABITHA DEAN
Property Manager - Commercial Properties

Per:	RICHARD N. BLAIR, C.A.
Senior Vice President
(c/s)

ADAPSYS DOCUMENT MANAGEMENT LP

Per:	/s/ signature

(c/s)

BPO MANAGEMENT SERVICES INC.

Per:

(c/s)

Referred to in attached Lease dated the 23 day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord and Adapsys Document Management LP, as Tenant (to be initialed by both parties for identification purposes).

9.01	Deposit

The Landlord hereby acknowledges that the Tenant has provided a deposit to Colliers Pratt McGarry in the amount of TWENTY-EIGHT THOUSAND NINTY DOLLARS ($28,090.00). Such deposit is to be applied towards the first and last months base rent, plus G.S.T. due under the Lease.

9.02	Early Possession & Fixturing Period

The Tenant shall be permitted access and/or early possession of the premises, gross rent free to February 1, 2008, provided that:

1.	The Tenant has singed the Landlord's standard form of Lease; and

2.	The Tenant has provided to the Landlord a Certificate of Insurance, evidencing that adequate insurance, in accordance with the Lease, has been placed as of the date of access and/or possession.

9.03	Roof Rights

The Tenant shall have the right, free of any rent, license fee or other charge, to construct, install, operate, maintain and replace communications equipment and related roof mount equipment ( the "Equipment") on the roof of the Building, and to access and use such shafts, ducts, conduits and chase spaces in the building in order to connect the Equipment to the Premises or exterior land lines (the "Connecting Equipment"). The Equipment and the Connecting Equipment shall be installed in accordance with applicable local rules, regulations and zoning ordinances. Before installing such Equipment and accessing the Connecting Equipment, the Tenant shall submit its plans to the Landlord for approval, which approval shall not be unreasonably withheld or unduly delayed.

The Tenant shall have access to the Equipment and the Connecting Equipment on a 24-hour per day, 7-day per week basis, subject to the Landlord's reasonable rules and regulations. Upon the termination or expiration of the Term or any Renewal Term, the Tenant shall remove the Equipment and shall restore the roof of the Building to materially the same condition as it was prior to the installation of the Equipment, but excepting ordinary wear and tear and damage by casualty.

The Tenant's Roof Rights will be subject to the Tenant being responsible for the cost of any repairs with respect to damage which may occur as result of installing and operating any communications equipment and related roof mount equipment on the roof of the building.

9.04	Tenant Improvement Allowance

The Tenant shall receive a maximum of Twenty-One Dollars and Fifty Cents ($21.50), plus G.S.T. per square foot, towards the completion of Tenant Improvements to the premises.

Century Properties Inc, shall be responsible for Sixteen Dollars and Fifty Cents ($16.50), plus G.S.T. and the Landlord shall be responsible for Five Dollars ($5.00), plus G.S.T.

9.05	Rent Abatement

The Tenant shall receive four (4) months rent free, from February 1, 2008 to May 31, 2008, during which period the Tenant will be responsible for paying the required Additional Rent , plus applicable G.S.T.

The total amount of base rent for the period of February 1, 2008 to May 31, 2008, plus applicable G.S.T., will be paid to the Landlord by Century Properties Inc. prior to the Lease commencement date of February 1, 2008.

9.06	Restoration

The Tenant shall be responsible for the restoration of the premises upon the removal of any leasehold improvements, furnishings, fixtures and/or equipment during the term, any removal thereof, or upon the termination and/or expiration of the term of any renewal thereof.

9.07	Renewal of Lease

Provided that the Tenant is not in material breach of the Lease, the Tenant shall have the right to renew the Lease with respect to the Premises for one (1) additional term of five (5) years each (the "Renewal Term") on the same terms and conditions, except for any further option to renew and except for the Basic Rent, which option may be exercised by the Tenant upon providing written notice to the Landlord no earlier than twelve (12) months and no later than six (6) months prior to the expiration date of the Term. The Basic Rent for the Renewal Term shall be mutually agreed between the Tenant and the Landlord based on the then-prevailing fair market rental value for similar unimproved space, without regard to any leasehold improvements installed on behalf of or by the Tenant, of similar size for a similar term. In the event the Tenant and the Landlord are unable to agree on the Basic Rent that will apply during the Renewal Term without one hundred twenty (120) days prior to the expiration date of the Term or Renewal Term, as the case may be, the Tenant, at its option, shall have the right to:

a)
Terminate its negotiations with the Landlord, in which event the Lease shall terminate on the expiration date of the then current Term or Renewal Term, as the case may be, as though the Tenant had not exercised its option to renew the Lease for a Renewal Term; or

b)	Refer such matter to arbitration for determination, which arbitration shall be conducted by a single arbitrator in accordance with The Arbitration Act (Manitoba).

9.08	Non-Disturbance Agreement

The Landlord shall use its best efforts to obtain a Non-Disturbance Agreement from it's Mortgage, but cannot guarantee same.

9.09	Leasehold Improvements

The Landlord agrees to complete all work as outlined on Schedule "D" hereto. The Tenant acknowledges that all designs and construction/finish specifications, of any leasehold improvements are to be submitted to the Landlord for final approval prior to commencement of construction. The Tenant shall be responsible for all additional costs including, but not limited to, all furniture, telephone and communication equipment, and all office, warehouse and manufacturing equipment associated with its business. Any tenant specific finishing that exceeds the Leasehold improvements work or any additional finishing shall be paid for by the tenant.

9.10	Additional Premises Option and Right of First Refusal

From the date of acceptance and during the Term and any Renewal Term, the Tenant shall have the following rights in respect of any contiguous premises in the Building that are vacant or that become available from time to time (the "Additional Premises"):

a)
The Tenant shall have an option to lease any Additional Premises. The Landlord shall deliver written notice to the Tenant identifying the Additional Premises and the date on which the Additional Premises will become available (the "Notification"). The Tenant shall have twenty (20) days from the date of receipt of the Notification to exercise its option, which exercise shall be made by providing the Landlord with written notice. Where the Tenant exercises its option, the term of the lease for the Additional Premises shall commence on the date specified in the Notification and shall terminate on the same date as the expiration date of the Term or any Renewal Term of the Lease in respect of the Premises. The Basic Rent payable in respect of the Additional Premises shall be at the same rate as is payable in respect of the Premises.

b)
The Tenant shall have an on-going right of first refusal to lease any Additional Premises. If the Landlord receives an acceptable bona fide offer form a third party in respect of the Additional Premises (the "Third Party Offer"), the Landlord shall deliver a true copy of the Third Party Offer to the Tenant. The Tenant shall have twenty (20) days from the date of receipt of the Third Party Offer to accept the terms of the Third Party Offer, which acceptance shall be made by providing the Landlord with written notice of acceptance, whereupon a binding agreement to lease the Additional Premises shall exist between the Landlord and the Tenant on the terms and conditions contained in the Third Party Offer.

9.11	Guaranty

BPO Management Services Inc., as Guarantor, agrees to guarantee the Lease, in accordance with the terms and conditions set forth in the Indemnity Agreement, attached hereto as Schedule "E".

SCHEDULE "A"

Referred to in attached Lease dated the 23 day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord and Adapsys Document Management LP, as Tenant (to be initialled by both parties for identification purposes).

SCHEDULE "B"

Referred to in attached Lease dated the 23 day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord and Adapsys Document Management LP, as Tenant (to be initialled by both parties for identification purposes).

LEGAL DESCRIPTION OF LANDS

LOT 3, Plan 5844, WLTO, in RL 40, Parish of St. James,
And Plan 6402, WLTO, in RL 4L Parish of St James

MUNICIPAL ADDRESS OF BUILDING

555 Madison Street

SCHEDULE "C"

Referred to in attached Lease dated the 23 day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord and Adapsys Document Management LP, as Tenant (to be initialled by both parties for identification purposes).

RULES AND REGULATIONS

1.	Tenants shall not burn any trash or garbage in or about the Demised Premises or anywhere within the confines of the Lands.

2.	Tenants shall not keep or display any merchandise on or otherwise obstruct any part of the Lands except as specifically permitted in this Lease.

3.	Floors shall not be overloaded.

4.
All loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways as the Landlord shall designate in writing from time to time.

5.	Tenant shall, upon written notice from the Landlord, within five days furnish the Landlord with the current Provincial License Number of any vehicle owned or used by employees of Tenants.

6.	Tenants shall not bring upon their premise any equipment, motor or any other thing, which may damage the Building or the Project.

7.	No merchandise, supplies, materials, garbage, refuse or other chattels shall be allowed to remain on any common area.

8.
The Tenant shall not use or occupy in any manner whatsoever the area of recess, if any, between the lease line of the Demised Premises and the store front of the Demised Premises, and the Landlord reserves entire control over such area.

9.
Wherever any window area is not used for the purpose of entrances, offices or show areas, the Tenant must construct at its own expense, enclosures or decorative screens as specified and approved by the Landlord, so as to protect the windows in that area from damage.

10.
If any additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Demised Premises, or if any changes shall be made in existing locks or the mechanisms thereof, the Tenant shall provide the Landlord with a duplicate key or keys so as to allow the Landlord access to the Demised Premises as and when required. The Tenant shall, at the end of the Term or renewal term as the case may be, return to the Landlord all keys to the Demised Premises and to all other areas of the Building or Project, which may have been supplied to the Tenant.

11.	No animals or bicycles or other vehicles shall be brought into the Demised Premises or the Building.

12.	The Tenant shall not drive nails, tacks, screws, hooks or pins in the woodwork, walls, floors or ceilings of the Demised Premises or mark or deface same.

13.
The doors and windows or other apertures that reflect or admit light or air into the passageways or into any portion of the Demised Premises or the Building shall not be covered or obstructed by the Tenant in any manner whatsoever.

14.	Windows shall not be left open so as to admit rain or snow.

15.
It shall be the responsibility of the Tenant to prevent any person from throwing objects out of windows or into the ducts or stairwells of the Demised Premises or the Building, and the Tenant shall pay for any cost, damage or injury resulting from any such act or acts.

16.
Keys or other devices which are made available to the Tenant for the purpose of provided access to the exterior doors of the Building shall not be duplicated and shall be returned to the Landlord immediately upon termination of this Lease.

The foregoing rules and regulations as from time to time amended, are not necessarily of uniform application but may be waived in whole or in part in respect of other Tenants without affecting their enforceability with respect to the Tenant or the Demised Premises. For the benefit and welfare of all or any Tenants of premises upon the Lands as it may exist from time to time, the Landlord shall have the right to issue further Rules and Regulations and such further Rules and Regulations shall thereupon by binding on all Tenants.

SCHEDULE "D"

Referred to in attached Lease dated the 23 day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord and Adapsys Document Management LP, as Tenant (to be initialled by both parties for identification purposes).

LANDLORD'S WORK

The Landlord agrees to complete the following work to the Leased Premises as its sole cost:

1.	Demise premises, ready for finish, upon accepting and finalizing a lease with respect to the vacant balance of the premises, being approximately 3,462 square feet;

2.	Existing suspended T-bar ceiling to be cleaned complete with new ceiling titles;

3.	Ensure all existing lighting in good working order;

4.	Ensure all existing HVAC system is good working order;

5.	Replace broken windows, if any;

6.	All concrete floor to be smooth (carpet and glue removed), ready for new floor covering; and

7.	Provide a preliminary space plan for the Tenant. All design and construction specifications must be approved by the Landlord prior to commencement of work.

SCHEDULE "E"

Referred to in attached Lease dated the __________ day of November 2007, between SHELTER CANADIAN PROPERTIES as agent for HREIT Holdings 65 Corporation, as Landlord, ADAPSYS DOCUMENT MANAGEMENT LP, as Tenant and BPO MANAGEMENT SERVICS INC, as Guarantor, (to be initialled by both parties for identification purposes).

INDEMNITY AGREEMENT

THIS AGREEMENT made in duplicate this day of November 2007.

BETWEEN:

BPO MANAGEMENT SERVICS INC.,

(hereinafter called the "Guarantor"),

OF THE FIRST PART,
- and -

SHELTER CANADIAN PROPERTIES LIMITED
as agent for
HREIT Holdings 65 Corporation,

(hereinafter called the "Landlord"),

OF THE SECOND PART.

WHEREAS in order to induce the Landlord to enter into a Lease Agreement with Adapsys Document Management LP, dated the day and year first above written, pertaining to space in the building known as 555 Madison Street, Winnipeg, Manitoba, (which Lease Agreement is hereinafter referred to as the "Lease"), and in consideration of the sum of ONE DOLLARS ($1.00), now paid by the Landlord to the Guarantor, and for other good and valuable consideration, the receipt and sufficiency whereof if hereby acknowledged, the Guarantor, hereby makes the following indemnity and agreement with and in favour of the Landlord:

1.	The Guarantor does hereby covenant and agree with the Landlord:

	a)	To make the due and punctual payment of all Rent, monies and charges expressed to be payable under the Lease during the period of the term contemplated by the Lease.

b)
To perform all and singular, the terms, covenants, conditions and provisions in the Lease contained on the part of the Tenant to be kept, observed and performed during the period of the term contemplated by the Lease.

To indemnify and save harmless the Landlord from any loss, costs or damages arising out of any failure to pay the aforesaid Rent, monies and charges and/or the failure to perform any of the terms, covenants, conditions and provisions.

2.	This Indemnity is absolute and unconditional and the obligations of the Guarantor shall not be released, discharged, mitigated, impaired or affected by:

	a)	Any waiver by or failure of the Landlord to enforce any of the terms, covenants, conditions and provisions of the Lease.

b)	Any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator.

c)	Any consent, which the Landlord may give to any such assignment.

3.
The Guarantor hereby expressly waives notice of the acceptance of this Indemnity and all notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, covenants, conditions and provisions of the Lease.

4.	In the event of a default under the Lease or hereunder, the Guarantor waives any right to require the Landlord to;

a)	Proceed against the Tenant or pursue any rights or remedies with respect to the Lease.

b)	Proceed against or exhaust any security of the Tenant held by the Landlord.

c)	Pursue any other remedies whatever in the Landlord's power,

5.
The Landlord shall have the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant and regardless of the release or discharge of the Tenant by the Landlord or by others or by operation of any law.

6.
Without limiting the generality of the foregoing, the liability of the Guarantor under this Indemnity shall not be deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up or other creditor's proceedings, or the rejection, disaffirmance or disclaimer of the Lease in any proceedings, and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the term originally contemplated and expressed in the Lease, and as renewed or overheld as the case may be. The liability of the Guarantor shall not be affected by the repossession of the demised premises by the Landlord provided, however, that the net payments received by the Landlord after deducting all costs and expenses or repossession and/or re-letting the same, shall be credited from time to time by the Landlord to the account of the Guarantor and the Guarantor shall pay any balance owing to the Landlord from time to time, immediately upon ascertainment.

7.
No action or proceeding brought or instituted under this Indemnity, and no recovery in pursuance thereof, shall be a bar or defence to any further action or proceedings which may be brought under this Indemnity by reason of any further default or defaults hereunder and/or in the performance and observance of the terms, covenants, conditions and provisions of the Lease.

8.	No modification of this Indemnity shall be effective unless the same be in writing and signed by the Guarantor and the Landlord.

9.	The Guarantor shall, without limiting the generality of the foregoing, be bound by this indemnity in the same manner as though the Guarantor was the Tenant named in the Lease.

10.	Until all obligations to the Landlord under or pursuant to the Lease have been fulfilled, the Guarantor will not claim to be subrogated, in whole or in part, to the position of the Landlord.

11.
All of the terms, agreements and conditions of this Indemnity shall extend to and be binding upon the Guarantor and shall enure to the benefit of and may be enforced by the Landlord, and its administrators, successors and assigns, and any holder of any mortgage to which the Lease may be subject and subordinated from time to time.

12.
As herein used, the term "Landlord" shall take on the same meanings as the context permits or requires, as the term "Landlord" is defined in the Lease and, similarly, the terms "Tenant" and other capitalized terms as used herein shall respectively have the same definitions as set out in the Lease.

13.
Any notice required or permitted to be given hereunder shall be given in writing, and may be given by mailing the same by prepaid registered post, or by delivering the same to the party to whom the notice is intended to be given at the following addresses:

	a)	if to the Landlord:
Shaker Canadian Properties Limited
2500 - Seven Evergreen Place
Winnipeg, Manitoba
R3L 2T3

	b)	if to the Guarantor:

BPO Management Services Inc.
1290 N. Hancock Street
Anaheim, CA 92807
Attn: Mr. Don Rutherford

14.	This agreement shall be construed in accordance with the laws of the Province of Manitoba.

15.
Wherever herein reference is made to either the Landlord, the Tenant and/or the Guarantor, the reference shall be deemed to apply also to the respective heirs, executors, administrators, successors and permitted assigns of them and each of them as the case may be.

IN WITNESS WHEREOF the parties first above mentioned have executed this agreement effective from the day and year first above written.

BPO MANAGEMENT SERVICS INC.

Per:	/s/ James Cortens GUARANTOR

SHELTER CANADIAN PROPERTIES LIMITED
as Agent for
HREIT Holdings 65 Corporation

Per:	TABITHA DEAN
Property Manager - Commercial Properties

Per:	RICHARD N. BLAIR, C.A.
Senior Vice President